Exhibit 99.1

CONTACT:	John Hyre, Investor Relations Commercial Vehicle Group, Inc. (614) 289-5157
FOR IMMEDIATE RELEASE
COMMERCIAL VEHICLE GROUP REPORTS
FIRST QUARTER 2010 RESULTS
NEW ALBANY, OHIO, May 5, 2010 — Commercial Vehicle Group, Inc. (Nasdaq: CVGI) today reported revenues of $146.4 million for the first quarter of 2010, compared to revenues of $108.5 million for the first quarter of 2009. Operating income for the first quarter of 2010 was $3.6 million compared to an operating loss of ($18.4) million for the first quarter of 2009. Net income was $0.7 million for the quarter, or $0.03 per diluted share, compared to a net loss of ($19.4) million, or ($0.89) per diluted share, in the prior-year quarter. Fully diluted shares outstanding for the quarter were 23.8 million compared to 21.7 million for the prior-year period.
“We are very pleased with our first quarter 2010 performance, both from an operational and financial standpoint,” said Mervin Dunn, President and Chief Executive Officer of Commercial Vehicle Group. “Our cost reduction efforts, as well as our focus on top line growth and maintaining our variable cost structure, have again proven to be extremely beneficial as we see signs our end markets may be starting to recover,” added Mr. Dunn.
Revenues for the quarter compared to the prior-year period increased by approximately $37.9 million due primarily to an increase in the Company’s global heavy truck, construction and military end markets.
The Company reported a cash balance of $25.3 million as of March 31, 2010 and had zero funds borrowed under its revolving credit facility. Capital expenditures for the first quarter were $0.7 million, or 0.5% of revenues. In addition, the Company has received its previously announced tax refund in the amount of $21.4 million early in the second quarter of 2010.
“Our financial achievements through this first quarter of 2010 are extremely positive. When compared to the same period last year, our operating income improved $22.0 million on $37.9 million of incremental revenues, which is a testament to the cost cutting and margin improvement plans we have targeted over the last 12 to 18 months,” said Chad M. Utrup, Chief Financial Officer of Commercial Vehicle Group. “This improvement, combined with the success of our equity offering during this past quarter and the receipt of our tax refund, has provided us with a much more flexible capital structure as we move forward,” added Mr. Utrup.
The Company is not providing revenue or earnings estimates; however, it does not expect to be required to comply with any financial covenant requirements for the full year 2010 at this time.
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Exhibit 99.1
A conference call to review first quarter results is scheduled for Thursday, May 6, 2010, at 10:00 a.m. ET. To participate, dial (888) 680-0865 using access code 43961898. You can pre-register for the conference call and receive your pin number at:
https://www.theconferencingservice.com/prereg/key.process?key=P4UXP8UN7
This call is being webcast by Thomson/CCBN and can be accessed at Commercial Vehicle Group’s Web site at www.cvgrp.com.
A replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (888) 286-8010 using access code 99559775.
About Commercial Vehicle Group, Inc.
Commercial Vehicle Group is a leading supplier of fully integrated system solutions for the global commercial vehicle market, including the heavy-duty truck market, the construction and agriculture markets and the specialty and military transportation markets. The Company’s products include static and suspension seat systems, electronic wire harness assemblies, controls and switches, structures and components, interior trim systems (including instrument panels, door panels, headliners, cabinetry and floor systems), mirrors and wiper systems specifically designed for applications in commercial vehicles. The Company headquartered in New Albany, OH has operations throughout North America, Europe and Asia. Information about the Company and its products is available on the internet at www.cvgrp.com.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to our end market recovery, financial covenant compliance or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves; (ii) the Company’s ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the heavy-duty truck market; (v) the impact of changes in governmental regulations on the Company’s customers or on its business; (vi) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; (vii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; and (viii) various other risks as outlined under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2009. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
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Exhibit 99.1
COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,	March 31,
	2010	2009
	(Unaudited)	(Unaudited)
	(In thousands, except per share
	amounts)
REVENUES	$146,407	$108,530

COST OF REVENUES	129,515	111,779

Gross Profit (Loss)	16,892	(3,249)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	13,211	13,343

AMORTIZATION EXPENSE	60	97

RESTRUCTURING COSTS	—	1,712

Operating Income (Loss)	3,621	(18,401)

OTHER INCOME	(1,459)	(4,892)

INTEREST EXPENSE	4,514	3,644

LOSS ON EARLY EXTINGUISHMENT OF DEBT	—	795

Income (Loss) Before (Benefit) Provision for Income Taxes	566	(17,948)

(BENEFIT) PROVISION FOR INCOME TAXES	(110)	1,456

NET INCOME (LOSS)	$676	$(19,404)

INCOME (LOSS) PER COMMON SHARE:
Basic	$0.03	$(0.89)

Diluted	$0.03	$(0.89)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	22,898	21,746

Diluted	23,834	21,746

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Exhibit 99.1
COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
	(Unaudited)	(Unaudited)
	(In thousands, except share
	and per share amounts)
ASSETS
CURRENT ASSETS:
Cash	$25,314	$9,524
Accounts receivable, net	83,222	74,063
Inventories, net	60,222	58,051
Prepaid expenses and other, net	29,127	26,781

Total current assets	197,885	168,419

PROPERTY, PLANT AND EQUIPMENT, net	59,595	62,315
INTANGIBLE ASSETS, net	4,027	4,087
OTHER ASSETS, net	15,307	15,688

TOTAL ASSETS	$276,814	$250,509

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$59,842	$59,657
Accrued liabilities, other	32,567	32,977

Total current liabilities	92,409	92,634

LONG-TERM DEBT	163,740	162,644
PENSION AND OTHER POST-RETIREMENT BENEFITS	25,964	26,915
OTHER LONG-TERM LIABILITIES	5,427	6,081

Total liabilities	287,540	288,274

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT:
Preferred stock $.01 par value; 5,000,000 shares authorized; no shares issued and outstanding; common stock $.01 par value; 30,000,000 shares authorized; 27,085,301 and 22,070,531 shares issued and outstanding, respectively	271	221
Treasury stock purchased from employees; 130,674 shares, respectively	(1,090)	(1,090)
Additional paid-in capital	212,246	186,291
Retained loss	(199,170)	(199,846)
Accumulated other comprehensive loss	(22,983)	(23,341)

Total stockholders’ deficit	(10,726)	(37,765)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$276,814	$250,509

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